SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) dated as of March 24, 2011, by and among American Scientific Resources, Incorporated, a Nevada corporation, with headquarters located at 1112 Weston Road, Unit 278, Weston Florida 33326 (the “Company”), and the purchaser identified on the signature page hereto (including its successors and assigns (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company 15,000 shares of the Company’s Common Stock, par value $.0001 (the “Common Stock”), at a per share price of $0.30 (the “Shares”) for an aggregate purchase price of $4,500 as further described herein;

WHEREAS, in connection with the purchase of the Shares and additional cash consideration of $55,500, the Company will also issue Purchaser warrants to purchase up to 400,000 shares (“Warrant Shares”) of the Company’s common stock at $0.0001 per share (“Warrants”) in substantially the form attached hereto as Exhibit A;

WHEREAS, the Shares and Warrants are collectively referred to as the “Securities”;

WHEREAS, the Company desires that Purchaser purchase the Securities; and

NOW, THEREFORE, in consideration of the foregoing and on the basis of the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE SECURITIES; COVENANTS

1.1           Purchase and Sale of Securities.  Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell, assign, transfer and deliver to Purchaser and Purchaser hereby agrees to purchase at the Closing (as defined in Section 2) and accept delivery from the Company, the Shares and the Warrants free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever, for the consideration specified herein.

1.2           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 1.2, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN  REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           Certificates evidencing the Shares and Warrant Shares shall not contain any legend (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act.  The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three trading days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the volume weighted average price of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per trading day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by this Agreement, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

1.3           Furnishing of Information; Public Information.

(a)           Until the the time that the Purchaser owns no Securities, the Company covenants to make best reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all periodic reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)           At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate purchase price of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Shares and Warrant Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

1.4           Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

1.5           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the trading market on which it is currently listed, so long as the Purchaser owns any of the Securities, and concurrently with the Closing, if and to the extent required by such trading market to allow the Shares and Warrant Shares to be traded on such trading market, the Company shall apply to list or quote all of the Shares and Warrant Shares on such trading market and promptly secure the listing of all of the Shares and Warrant Shares on such trading market. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, and the Purchaser owns any of the Shares or Warrant Shares at such time, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible. So long as the Purchaser owns any of the Securities, the Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

1.6           From the date hereof until such time as no Purchaser holds any Securities of the Company, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or securities convertible, exercisable, exchangeable or otherwise into Common Stock for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.   Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the Purchaser acknowledges and agrees that the Company is party to an equity purchase agreement, dated as of February 3, 2011, with Southridge Partners II, LP (as the same may be amended from to time, the “Southridge Purchase Agreement”), and any (i) sale of securities of the Company pursuant to or in connection with the Southridge Purchase Agreement, or (ii) entry by the Company into any amendment to the Southridge Purchase Agreement, shall not be deemed to be a violation or breach by the Company of any term or provision of this Agreement; provided, however, the Company agrees that it shall first use 100% of the net proceeds from any sale of securities pursuant to the Southridge Purchase Agreement towards the satisfaction and discharge in full of the $160,000 principal amount of 12% Secured Promissory Notes held by the Purchaser or its Affiliates.

ARTICLE 2

CLOSING

2.1           Closing.  As used herein the Closing Date shall mean the day when all conditions precedent to (i) the Purchaser’s obligations to purchase the Shares and Warrants and (ii) the Company’s obligations to issue the Shares and Warrants has been satisfied or waived. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell the Shares and the Warrants and the Purchaser agrees to purchase the Shares and the Warrants at an aggregate purchase price of $60,000. The closing of the purchase and sale of the Shares and Warrants is referred to herein as the “Closing”.

The Closing shall occur on the date of this Agreement at the offices of Sichenzia Ross Friedman Ference LLP, New York, New York 10066, at 10:00 a.m., or at such other time and place as the parties may agree.

2.2           Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser:

(i)   this Agreement duly executed by the Company;

(b)  On or prior to the Closing Date, the Purchaser shall deliver or cause  to be delivered to the Company:

(i)  this Agreement duly executed by the Purchaser; and

(ii) the amount of $60,000 which represents the aggregate purchase price for the Shares and Warrants by wire to the account specified in writing by the Company.

2.3         Closing Conditions

(a)             The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)         the delivery by the Purchaser of the items set forth in Section 2.2 (b).

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the relevant Closing Date shall been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2 (a); and

(iv)        no Material Adverse Effect shall have occurred.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)           The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and is qualified in no other state.

(b)           This Agreement has been duly executed and delivered by Company and constitutes the valid, binding and enforceable obligation of Company, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c)           All representations, covenants and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

(d)           The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.  The Warrant Shares, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in this Agreement.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(e)           Since the date of the latest audited financial statements included within the Company’s periodic reports filed with the Securities and Exchange Commission, there has been no event, occurrence or development that has had or that could reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (a “Material Adverse Effect”).

(f)           The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.           Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

(a)  Authority.  This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Securities as principal for Purchaser’s own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities  (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to an effective registration statement  or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.

(c)  Purchaser Status.  At the time Purchaser was offered the Securities Purchaser was, and as of the date hereof, Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Purchaser has (i) a preexisting personal or business relationship with the Company or one or more of its directors, officers or control persons or (ii) by reason of Purchaser’s business or financial experience Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser’s own interests in connection with an investment in the Securities.

(d)  Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities, and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Receipt of Information.  Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.  Purchaser further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon.

ARTICLE 5

MISCELLANEOUS

5.1           Delivery of Securities.  Within five days of the Closing the Company shall deliver to the Purchaser certificate representing the Shares and Warrants purchased pursuant to this Agreement.

5.2           Further Assurances By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby.  Each party hereto shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions, as reasonably requested by any other party hereto in order to consummate the transactions contemplated hereby and, in the case of the Company, to ensure that Purchaser receive in full the benefits of the equity interests to which they are entitled hereby.

5.3           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following address (or at such other addresses as shall be specified by the parties by like notice):

(i)           To the Company:
American Scientific Resources, Incorporated
1112 Weston Road, Unit 278
Weston, Florida, 33326
Fax: (954) 659-3412
Attention:  Dr. Christopher Tirotta

With a copy to:
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York 10006
Fax:  (212) 930-9725
Attention:  David B. Manno, Esq.

(ii)          To Purchaser:
Granite Financial Group, LLC
47 Palmitas Street
Suite 100
Solana Beach, CA  92075

Each notice or other communication shall be deemed to have been given on the date received.

5.4         Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.5         Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

5.6         Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.7         Governing Law and Jurisdiction.  This Agreement and all issues arising out of this Agreement will be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any action brought concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State of New York.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts.

5.8          Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

5.9          Adjustment of Conversion and Exercise Price.  The Company, the Purchaser and Granite Financial Group, LLC acknowledge and agree that, notwithstanding any provision of any warrant, note or debenture held by Purchaser or Granite  Financial Group, LLC as of the date hereof, the exercise and conversion prices of any such warrants, notes, debentures or other convertible securities held by Purchaser or Daniel Schreiber SEP IRA as of the date hereof, in connection with the issuance of the Shares and the Warrants, are hereby reduced, and only reduced, to equal $0.30, subject to adjustment for reverse and forward stock splits and the like, and the number of shares of Common Stock issuable thereunder shall be proportionally adjusted to maintain the same aggregate exercise price (in the case of warrants) as prior to the adjustments.  This adjustment shall be effective immediately upon the execution of this Agreement without any further action required by the Company, Purchaser or Daniel Schreiber SEP IRA, provided that upon the request of a holder the Company shall promptly issue new certificates evidencing such adjustment.

5.10       Amendments.  This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above

THE COMPANY:

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

By:	/s/ Christopher F. Tirotta, MD , MBA
Name: Christopher F. Tirotta, MD, MBA
Title: CEO/Chairman

PURCHASER:

DANIEL SCHRIEBER SEP IRA

By:	/s/ Daniel Schreiber
Name: /s/ Daniel Schreiber
Title: IRA

Solely with respect to Section 5.9:

GRANITE FINANCIAL GROUP, LLC

By:	/s/ Daniel Schreiber
Name: /s/ Daniel Schreiber
Title: Pres/CEO